UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 11, 2018  (May 9, 2018)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX  75204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 9, 2018, Dean Foods Company (the “Company”) held its Annual Meeting of Stockholders. The Company’s stockholders voted on the items outlined in the 2018 Proxy Statement (“Proxy Statement”), filed with the Securities and Exchange Commission on March 26, 2018, as follows:

1.     The Company’s stockholders elected eight (8) director nominees named in the Proxy Statement with the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Janet Hill	56,208,785	2,773,530	114,199	15,677,793
J. Wayne Mailloux	56,926,633	2,046,792	123,087	15,677,795
Helen E. McCluskey	56,955,826	2,020,847	119,839	15,677,795
John R. Muse	57,194,494	1,783,429	118,590	15,677,794
B. Craig Owens	56,853,381	2,126,340	116,794	15,677,792
Ralph P. Scozzafava	56,819,736	2,152,105	124,676	15,677,790
Jim L. Turner	55,955,621	3,017,072	123,818	15,677,796
Robert T. Wiseman	57,328,894	1,650,659	116,961	15,677,793

2.     The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018 with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,786,240	3,808,036	180,031	N/A

3.     The Company’s stockholders approved the advisory resolution on the compensation of the Company’s named executive officers with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,072,115	3,875,620	148,775	15,677,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
Russell F. Coleman
Executive Vice President, General Counsel
Corporate Secretary and Government Affairs